Exhibit 99.1
Dec. 12, 2016

Verifone Reports Results for the Fourth Quarter and Full Year Fiscal 2016

Q4 Revenue and EPS Exceeded Guidance

SAN JOSE, Calif. - (BUSINESS WIRE) - Verifone (NYSE: PAY), a world leader in payments and commerce solutions, today announced financial results for the three months and fiscal year ended October 31, 2016.

Fiscal Year Financial Highlights

•	GAAP net revenues of $1.992 billion and Non-GAAP net revenues of $2.006 billion

•	GAAP net loss per diluted share of $0.08

•	Non-GAAP net income per diluted share of $1.66

•	Operating cash flow of $194 million

Fourth Quarter Financial Highlights

•	GAAP net revenues of $464 million and Non-GAAP net revenues of $468 million

•	GAAP net loss per diluted share of $0.04

•	Non-GAAP net income per diluted share of $0.30

•	Operating cash flow of $67 million

“Our fourth quarter results were better than our outlook on both the top and bottom line. Total revenues were consistent with our expectations of EMV-related demand in the U.S., we reported 16% growth in Services revenues from both acquisitions and organic business, and we saw good growth in EMEA and Latin America as a result of several important competitive wins," said Paul Galant, Chief Executive Officer of Verifone. “There is significant opportunity ahead for our business as we move through the many cash to cashless migrations that are happening across the globe, and I am looking forward to addressing our customers’ evolving needs with our newest device platform as we launch pilots, obtain certifications and begin generating more meaningful sales volumes in 2017.”

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended October 31,			Years Ended October 31,
	2016	2015	Change (1)	2016	2015	Change (1)
GAAP:
Net revenues	$464	$514	(9.7)%	$1,992	$2,000	(0.4)%
Gross margin as a % of net revenues	38.2%	42.1%	(3.9) pts	39.9%	41.3%	(1.4) pts
Net income (loss) per diluted share	$(0.04)	$0.33	nm	$(0.08)	$0.68	nm

Non-GAAP (2):
Net revenues	$468	$514	(9.1)%	$2,006	$2,001	0.2%
Gross margin as a % of net revenues	39.5%	43.4%	(3.9) pts	41.8%	42.6%	(0.8) pts
Net income per diluted share	$0.30	$0.49	(38.8)%	$1.66	$1.83	(9.3)%
(1) "nm" means not meaningful.
(2) Reconciliations for the Non-GAAP measures are provided at the end of this press release.

Fiscal 2017 and First Quarter 2017 Outlook

Guidance for the full fiscal year 2017 is as follows:

•	GAAP net revenues of approximately $1.895 billion to $1.910 billion

•	Non-GAAP net revenues of approximately $1.900 billion to $1.915 billion

•	GAAP net income per diluted share of approximately $0.37 to $0.41

•	Non-GAAP net income per diluted share of $1.35 to $1.39

Guidance for the first fiscal quarter of 2017 is as follows:

•	GAAP net revenues of approximately $446 million

•	Non-GAAP net revenues of approximately $450 million

•	GAAP net loss per diluted share of approximately $0.08

•	Non-GAAP net income per diluted share of $0.20

Conference Call
Verifone will hold its earnings conference call today, December 12, 2016, at 1:30 p.m. (PT) / 4.30 p.m. (ET). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website until January 12, 2017.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting payment devices to the cloud, merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 30-year history of uncompromised security with approximately 29 million devices and terminals deployed worldwide. Our people are known as trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Additional Resources:
http://ir.verifone.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the pace of EMV adoption in the United States, the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions, including tax-related audits and assessments, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively integrate the businesses we acquire and to achieve the expected benefits of such acquisitions, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, successful execution of our restructuring plans, including whether the expected benefits of restructuring plans are achieved within expected timeframes or at all, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended October 31,			Fiscal Years Ended October 31,
	2016	2015	% Change (1)	2016	2015	% Change (1)
Net revenues:
Systems	$264.3	$338.9	(22.0)%	$1,236.3	$1,309.6	(5.6)%
Services	199.9	175.2	14.1%	755.8	690.9	9.4%
Total net revenues	464.2	514.1	(9.7)%	1,992.1	2,000.5	(0.4)%

Cost of net revenues:
Systems	173.3	197.9	(12.4)%	744.3	773.8	(3.8)%
Services	113.4	99.8	13.6%	453.5	400.7	13.2%
Total cost of net revenues	286.7	297.7	(3.7)%	1,197.8	1,174.5	2.0%

Total gross margin	177.5	216.4	(18.0)%	794.3	826.0	(3.8)%

Operating expenses:
Research and development	49.4	51.0	(3.1)%	207.5	198.2	4.7%
Sales and marketing	49.8	57.2	(12.9)%	217.0	224.7	(3.4)%
General and administrative	47.5	53.6	(11.4)%	204.6	204.0	0.3%
Restructuring and related charges	7.1	1.2	nm	41.2	8.4	nm
Litigation settlement and loss contingency expense	—	—	nm	0.7	1.2	nm
Amortization of purchased intangible assets	24.6	19.6	25.5%	90.5	82.5	9.7%
Total operating expenses	178.4	182.6	(2.3)%	761.5	719.0	5.9%
Operating income (loss)	(0.9)	33.8	nm	32.8	107.0	nm
Interest expense, net	(8.7)	(7.9)	10.1%	(34.6)	(31.5)	9.8%
Other income (expense), net	10.5	0.9	nm	3.6	(2.6)	nm
Income before income taxes	0.9	26.8	nm	1.8	72.9	nm
Income tax provision (benefit)	6.2	(11.7)	nm	11.5	(7.5)	nm
Consolidated net income (loss)	(5.3)	38.5	nm	(9.7)	80.4	nm
Net income (loss) attributable to noncontrolling interests	0.8	(0.3)	nm	0.4	(1.3)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(4.5)	$38.2	nm	$(9.3)	$79.1	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.04)	$0.33		$(0.08)	$0.69
Diluted	$(0.04)	$0.33		$(0.08)	$0.68

Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	111.1	114.4		110.8	114.0
Diluted	111.1	115.6		110.8	115.9

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	October 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$148.4	$208.9
Accounts receivable, net of allowances of $14.6 and $8.8, respectively	323.4	362.0
Inventories	175.2	129.7
Prepaid expenses and other current assets	110.4	81.7
Total current assets	757.4	782.3
Property and equipment, net	202.3	191.0
Purchased intangible assets, net	306.3	317.5
Goodwill	1,110.5	1,084.0
Deferred tax assets, net	37.0	35.9
Other long-term assets	81.3	62.4
Total assets	$2,494.8	$2,473.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154.6	$189.4
Accruals and other current liabilities	213.4	229.9
Deferred revenue, net	104.8	82.9
Short-term debt	66.0	39.1
Total current liabilities	538.8	541.3
Long-term deferred revenue, net	66.5	55.3
Deferred tax liabilities, net	99.4	102.9
Long-term debt	859.9	760.2
Other long-term liabilities	76.8	78.9
Total liabilities	1,641.4	1,538.6

Redeemable noncontrolling interest in subsidiary	5.0	—

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,771.9	1,726.5
Accumulated deficit	(618.3)	(535.7)
Accumulated other comprehensive loss	(341.0)	(292.3)
Total VeriFone Systems, Inc. stockholders’ equity	813.7	899.6
Noncontrolling interests in subsidiaries	34.7	34.9
Total equity	848.4	934.5
Total liabilities, redeemable noncontrolling interest in subsidiary and equity	$2,494.8	$2,473.1

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Years Ended October 31,
	2016	2015
Cash flows from operating activities
Consolidated net income (loss)	$(9.7)	$80.4
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	179.2	169.4
Stock-based compensation expense	42.3	42.3
Deferred income taxes, net	(14.0)	(31.6)
Non-cash restructuring and related charges	31.2	—
Other	(6.2)	13.0
Net cash provided by operating activities before changes in operating assets and liabilities	222.8	273.5
Changes in operating assets and liabilities:
Accounts receivable, net	59.6	(75.4)
Inventories	(45.7)	(16.4)
Prepaid expenses and other assets	0.8	(16.9)
Accounts payable	(39.6)	41.2
Deferred revenue, net	28.7	12.7
Other current and long-term liabilities	(32.9)	30.6
Net change in operating assets and liabilities	(29.1)	(24.2)
Net cash provided by operating activities	193.7	249.3

Cash flows from investing activities
Capital expenditures	(105.3)	(106.4)
Acquisition of businesses, net of cash and cash equivalents acquired	(172.2)	(22.1)
Other investing activities, net	2.3	0.1
Net cash used in investing activities	(275.2)	(128.4)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	560.4	125.0
Repayments of debt	(453.0)	(198.3)
Proceeds from issuance of common stock through employee equity incentive plans	5.1	13.2
Stock repurchases	(79.9)	(70.1)
Other financing activities, net	(8.2)	(3.4)
Net cash provided by (used in) financing activities	24.4	(133.6)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(3.4)	(28.6)

Net decrease in cash and cash equivalents	(60.5)	(41.3)
Cash and cash equivalents, beginning of period	208.9	250.2
Cash and cash equivalents, end of period	$148.4	$208.9

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Fiscal Years Ended
	Note	October 31, 2016	July 31, 2016	October 31, 2015	% Change (1) SEQ	% Change (1) YoY	October 31, 2016	October 31, 2015	% Change (1)
GAAP net revenues:
North America		$167.1	$191.5	$229.9	(12.7)%	(27.3)%	$803.6	$791.7	1.5%
Latin America		68.3	55.1	62.8	24.0%	8.8%	247.9	275.7	(10.1)%
EMEA		180.8	190.0	164.1	(4.8)%	10.2%	738.3	696.4	6.0%
Asia-Pacific		48.0	51.5	57.3	(6.8)%	(16.2)%	202.3	236.7	(14.5)%
Total		$464.2	$488.1	$514.1	(4.9)%	(9.7)%	$1,992.1	$2,000.5	(0.4)%

Systems		$264.3	$292.1	$338.9	(9.5)%	(22.0)%	$1,236.3	$1,309.6	(5.6)%
Services		199.9	196.0	175.2	2.0%	14.1%	755.8	690.9	9.4%
Total		$464.2	$488.1	$514.1	(4.9)%	(9.7)%	$1,992.1	$2,000.5	(0.4)%

Non-GAAP net revenues: (2)
North America	A	$170.5	$196.0	$229.9	(13.0)%	(25.8)%	$817.6	$791.8	3.3%
Latin America	A	68.3	55.1	62.8	24.0%	8.8%	247.9	275.7	(10.1)%
EMEA	A	180.8	190.0	164.2	(4.8)%	10.1%	738.3	697.2	5.9%
Asia-Pacific	A	48.0	51.5	57.3	(6.8)%	(16.2)%	202.3	236.8	(14.6)%
Total		$467.6	$492.6	$514.2	(5.1)%	(9.1)%	$2,006.1	$2,001.5	0.2%

Systems	A	$264.3	$292.1	$338.9	(9.5)%	(22.0)%	$1,236.3	$1,309.6	(5.6)%
Services	A	203.3	200.5	175.3	1.4%	16.0%	769.8	691.9	11.3%
Total		$467.6	$492.6	$514.2	(5.1)%	(9.1)%	$2,006.1	$2,001.5	0.2%

GAAP net revenues		$464.2	$488.1	$514.1	(4.9)%	(9.7)%	$1,992.1	$2,000.5	(0.4)%
Plus: Non-GAAP net revenues adjustments	A	3.4	4.5	0.1	nm	nm	14.0	1.0	nm
Non-GAAP net revenues (2)		467.6	492.6	$514.2	(5.1)%	(9.1)%	2,006.1	$2,001.5	0.2%
Net revenues from businesses acquired in the past 12 months	B	(20.9)	(22.8)	(0.9)	nm	nm	(73.5)	(1.2)	nm
Non-GAAP organic net revenues (2)		$446.7	$469.8	$513.3	(4.9)%	(13.0)%	$1,932.6	$2,000.3	(3.4)%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended October 31, 2016 compared with three months ended October 31, 2015					For fiscal year ended October 31, 2016 compared with fiscal year ended October 31, 2015
	Net revenues growth (decline)	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth (decline)	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth (decline)	Net revenues growth (decline)	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth (decline)	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth (decline)
North America	(27.3)%	1.3pts	(28.6)%	0.0pts	(28.6)%	1.5%	1.0pts	0.5%	(0.1)pts	0.6%
Latin America	8.8%	0.1pts	8.7%	1.4pts	7.3%	(10.1)%	0.0pts	(10.1)%	(12.6)pts	2.5%
EMEA	10.2%	8.4pts	1.8%	(2.4)pts	4.2%	6.0%	7.3pts	(1.3)%	(4.6)pts	3.3%
Asia-Pacific	(16.2)%	0.1pts	(16.3)%	2.2pts	(18.5)%	(14.5)%	0.1pts	(14.6)%	(4.3)pts	(10.3)%
Total	(9.7)%	3.3pts	(13.0)%	(0.4)pts	(12.6)%	(0.4)%	3.0pts	(3.4)%	(3.9)pts	0.5%

Non-GAAP Reconciliations

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended October 31, 2016
North America	$167.1	$3.4	$170.5	$(6.6)	$163.9	$—	$163.9
Latin America	68.3	—	68.3	—	68.3	(0.9)	67.4
EMEA	180.8	—	180.8	(14.3)	166.5	4.0	170.5
Asia-Pacific	48.0	—	48.0	—	48.0	(1.3)	46.7
Total	$464.2	$3.4	$467.6	$(20.9)	$446.7	$1.8	$448.5

Systems	$264.3	$—	$264.3	$(0.9)	$263.4	$1.8	$265.2
Services	199.9	3.4	203.3	(20.0)	183.3	—	183.3
Total	$464.2	$3.4	$467.6	$(20.9)	$446.7	$1.8	$448.5

Three Months Ended July 31, 2016
North America	$191.5	$4.5	$196.0	$(7.1)	$188.9
Latin America	55.1	—	55.1	—	55.1
EMEA	190.0	—	190.0	(15.7)	174.3
Asia-Pacific	51.5	—	51.5	—	51.5
Total	$488.1	$4.5	$492.6	$(22.8)	$469.8

Systems	$292.1	$—	$292.1	$(2.3)	$289.8
Services	196.0	4.5	200.5	(20.5)	180.0
Total	$488.1	$4.5	$492.6	$(22.8)	$469.8

Three Months Ended October 31, 2015
North America	$229.9	$—	$229.9	$(0.3)	$229.6
Latin America	62.8	—	62.8	—	62.8
EMEA	164.1	0.1	164.2	(0.6)	163.6
Asia-Pacific	57.3	—	57.3	—	57.3
Total	$514.1	$0.1	$514.2	$(0.9)	$513.3

Systems	$338.9	$—	$338.9	$—	$338.9
Services	175.2	0.1	175.3	(0.9)	174.4
Total	$514.1	$0.1	$514.2	$(0.9)	$513.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Fiscal Year Ended October 31, 2016
North America	$803.6	$14.0	$817.6	$(22.3)	$795.3	$1.0	$796.3
Latin America	247.9	—	247.9	—	247.9	34.8	282.7
EMEA	738.3	—	738.3	(51.2)	687.1	31.8	718.9
Asia-Pacific	202.3	—	202.3	—	202.3	10.2	212.5
Total	$1,992.1	$14.0	$2,006.1	$(73.5)	$1,932.6	$77.8	$2,010.4

Systems	$1,236.3	$—	$1,236.3	$(8.0)	$1,228.3	$46.8	$1,275.1
Services	755.8	14.0	769.8	(65.5)	704.3	31.0	735.3
Total	$1,992.1	$14.0	$2,006.1	$(73.5)	$1,932.6	$77.8	$2,010.4

Fiscal Year Ended October 31, 2015
North America	$791.7	$0.1	$791.8	$(0.3)	$791.5
Latin America	275.7	—	275.7	—	275.7
EMEA	696.4	0.8	697.2	(0.9)	696.3
Asia-Pacific	236.7	0.1	236.8	—	236.8
Total	$2,000.5	$1.0	$2,001.5	$(1.2)	$2,000.3

Systems	$1,309.6	$—	$1,309.6	$—	$1,309.6
Services	690.9	1.0	691.9	(1.2)	690.7
Total	$2,000.5	$1.0	$2,001.5	$(1.2)	$2,000.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended October 31, 2016
GAAP		$464.2	$177.5	38.2%	$(0.9)	$6.2	$(4.5)
Adjustments:
Amortization of step-down deferred services net revenues at acquisition and associated costs of goods sold	A	3.4	2.4		2.4		2.4
Amortization of purchased intangible assets	D	—	3.4		28.0	—	28.0
Other merger and acquisition related expenses	D	—	—		0.8	—	(11.7)
Stock based compensation	E	—	0.8		9.4	—	9.4
Restructuring and related charges	F	—	—		7.1	—	7.1
Other charges and income	F	—	0.6		1.9	—	1.9
Income tax effect of non-GAAP exclusions	G	—	—		—	(0.5)	0.5
Non-GAAP		$467.6	$184.7	39.5%	$48.7	$5.7	$33.1

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		111.1	111.1			$(0.04)	$(0.04)
Adjustment for diluted shares	H	—	0.3
Non-GAAP		111.1	111.4			$0.30	$0.30

Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2016
GAAP		$488.1	$191.1	39.2%	$(22.3)	$0.3	$(31.1)
Adjustments:
Amortization of step-down deferred services net revenues at acquisition and associated costs of goods sold	A	4.5	3.1		3.1	—	3.1
Amortization of purchased intangible assets	D	—	3.9		28.2	—	28.2
Other merger and acquisition related expenses	D	—	—		1.0	—	(1.1)
Stock based compensation	E	—	0.9		10.8	—	10.8
Restructuring and related charges	F	—	5.2		38.9	—	38.9
Other charges and income	F	—	3.8		5.2	—	5.2
Income tax effect of non-GAAP exclusions	G	—	—		—	7.7	(7.7)
Non-GAAP		$492.6	$208.0	42.2%	$64.9	$8.0	$46.3

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		110.7	110.7			$(0.28)	$(0.28)
Adjustment for diluted shares	H	—	0.7
Non-GAAP		110.7	111.4			$0.42	$0.42
(1) Diluted net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision (benefit)	Net income attributable to VeriFone Systems, Inc. stockholders
Three Months Ended October 31, 2015
GAAP		$514.1	$216.4	42.1%	$33.8	$(11.7)	$38.2
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.1	0.1		0.1	—	0.1
Amortization of purchased intangible assets	D	—	4.5		24.1	—	24.1
Other merger and acquisition related expenses	D	—	0.3		1.1	—	(1.8)
Stock based compensation	E	—	1.0		10.0	—	10.0
Restructuring and related charges	F	—	0.1		1.2	—	1.2
Other charges and income	F	—	0.8		5.7	—	5.7
Income tax effect of non-GAAP exclusions	G	—	—		—	21.3	(21.3)
Non-GAAP		$514.2	$223.2	43.4%	$76.0	$9.6	$56.2

		Weighted average number of shares used in computing net income per share:				Net income per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		114.4	115.6			$0.33	$0.33
Non-GAAP		114.4	115.6			$0.49	$0.49

(1) Diluted net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholder
Fiscal Year Ended October 31, 2016
GAAP		$1,992.1	$794.3	39.9%	$32.8	$11.5	$(9.3)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition and associated costs of goods sold	A	14.0	9.9		9.9	—	9.9
Amortization of purchased intangible assets	D	—	15.1		105.7	—	105.7
Other merger and acquisition related expenses	D	—	—		5.7	—	(9.0)
Stock based compensation	E	—	3.3		42.3	—	42.3
Restructuring and related charges	F	—	5.1		46.3	—	46.3
Other charges and income	F	—	11.0		15.4	—	19.4
Income tax effect of non-GAAP exclusions	G	—	—		—	20.3	(20.3)
Non-GAAP		$2,006.1	$838.7	41.8%	$258.1	$31.8	$185.0

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		110.8	110.8			$(0.08)	$(0.08)
Adjustment for diluted shares	H	—	0.8
Non-GAAP		110.8	111.6			$1.67	$1.66

Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholder
Fiscal Year Ended October 31, 2015
GAAP		$2,000.5	$826.0	41.3%	$107.0	$(7.5)	$79.1
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	1.0	1.0		1.0	—	1.0
Amortization of purchased intangible assets	D	—	18.3		100.8	—	100.8
Other merger and acquisition related expenses	D	—	1.5		4.3	—	1.2
Stock based compensation	E	—	2.6		42.3	—	42.3
Restructuring and related charges	F	—	0.3		8.7	—	8.7
Other charges and income	F	—	2.2		22.9	—	22.9
Income tax effect of non-GAAP exclusions	G	—	—		—	43.9	(43.9)
Non-GAAP		$2,001.5	$851.9	42.6%	$287.0	$36.4	$212.1

		Weighted average number of shares used in computing net income per share:				Net income per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		114.0	115.9			$0.69	$0.68
Non-GAAP		114.0	115.9			$1.86	$1.83
(1) Diluted net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Guidance		Three Months Ending January 31, 2017	Year Ending October 31, 2017
GAAP net revenues		$446	$1,895-$1,910
Adjustments to net revenues:	A	4	5
Non-GAAP net revenues		$450	$1,900-$1,915

Diluted GAAP earnings per share (1)		$(0.08)	$ 0.37-0.41
Adjustments: (2)
Amortization of step-down in deferred services net revenues at acquisition	A	$0.02	$0.02
Amortization of purchased intangible assets	D	$0.20	$0.70
Stock based compensation	E	$0.10	$0.40
Income tax effect of non-GAAP exclusions (3)		$(0.04)	$(0.14)
Diluted Non-GAAP earnings per share (1)		$0.20	$ 1.35-1.39

(1) Diluted GAAP and non-GAAP earnings per share are determined using the most dilutive weighted average number of shares, which includes outstanding RSU and RSA shares in the calculation of the weighted average diluted shares outstanding for periods in which we expect net income.
(2) Except for the adjustments noted herein, this guidance does not include the effects of any future acquisition or divestiture related costs, restructuring activities, significant legal matters, and non-recurring income tax adjustments, which are difficult to predict and may or may not be significant.
(3) Assuming a GAAP effective tax rate of 12.5% applied to the above non-GAAP exclusions.

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Systems net revenues; non-GAAP Services net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP operating income; non-GAAP income tax provision; non-GAAP net income attributable to VeriFone Systems, Inc. shareholders; non-GAAP weighted average diluted shares; and non-GAAP net income (loss) per diluted share. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected non-GAAP net revenues and non-GAAP net income per diluted share for the first fiscal quarter and full fiscal year 2017. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate Verifone's performance and operations and to compare Verifone's current results with those for prior periods as well as with the results of peer companies. Verifone incurs, due to differences in debt, capital structure and investment history, geographic presence and associated currency impacts, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses that differ significantly from Verifone's competitors.  The non-GAAP financial measures reflect Verifone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in Verifone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing Verifone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on Verifone's debt, income taxes and the related cash requirements, and restructuring charges, associated with Verifone's results of operations as determined in accordance with GAAP.

Furthermore, Verifone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our four main geographic regions: North America, Latin America, EMEA and Asia-Pacific. North America includes the US and Canada. Latin America includes South America, Central America, Mexico and the Caribbean. EMEA includes Europe, Russia, the Middle East, and Africa. Asia-Pacific includes Australia, New Zealand, China, India and throughout the rest of Greater Asia, including other Asia-Pacific Rim countries.
Note A: Non-GAAP net revenues, costs of goods sold and gross margin. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Non-GAAP costs of goods sold exclude the costs of goods associated with the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition and associated costs of goods sold are reflected in our GAAP financial statements, they result in net revenues and gross margins immediately post-acquisition that are lower than net revenues and gross margins that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. Accordingly, we adjust the step-down to achieve comparability to net revenues and gross margins of the acquired entity earned pre-acquisition and to our GAAP net revenues and gross margins to be earned on contracts sold in future periods. These adjustments, which relate principally to our acquisition of AJB during February 2016, enhance the ability of our management and our investors to assess our financial performance and trends. These non-GAAP net revenues, costs of goods sold and gross margin amounts are not intended to be a substitute for our GAAP disclosures of net revenues, costs of goods sold and gross margin, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). Verifone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate Verifone net revenues without the impact of net revenues from acquired businesses. Because Verifone's business has grown through both organic growth and strategic acquisitions, Verifone analyzes performance both with and without the impact of our recent acquisitions. Accordingly, Verifone believes that both non-GAAP net revenues and non-GAAP organic net revenues provide useful information to investors.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from Systems and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s), such as Intercard and AJB. For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by Verifone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. Verifone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. Verifone uses this non-GAAP measure to evaluate business performance and trends on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger and Acquisition Related. Verifone adjusts certain revenues and expenses for items that are the result of mergers and acquisitions. Merger and acquisition related adjustments include the amortization of intangible assets, contingent consideration fair market value adjustments, interest on contingent consideration, transaction expenses associated with acquisitions, and acquisition integration expenses.

Amortization of intangible assets: Verifone incurs amortization of intangible assets in connection with its acquisitions, such as amortization of finite lived customer relationships intangibles. We are required to allocate a portion of the purchase price of each business acquisition to the intangible assets acquired and to amortize this amount over the estimated useful lives of those acquired intangible assets. Because these amounts have no direct correlation to Verifone’s underlying business operations, we eliminate these amortization charges and any associated minority interest impact from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Contingent consideration fair market value adjustments and interest on contingent consideration: In connection with its acquisitions, Verifone owes contingent consideration payments based upon the post-acquisition performance of and other factors related to acquired businesses. These contingent consideration liabilities are reported at fair market value and incur non-cash imputed interest. Changes in the fair market value of contingent consideration and imputed interest expense vary independent of our ongoing operating results and have no direct correlation to our underlying business operations. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Transaction expenses associated with acquisitions: Verifone incurs transaction expenses in connection with its acquisitions, which include legal and other professional fees such as advisory, accounting, valuation and consulting fees. These transaction expenses are related to acquisitions and have no direct correlation with the ongoing operation of Verifone’s business. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Acquisition integration expenses: In connection with its acquisitions, Verifone incurs costs relating to the integration of the acquired business with Verifone’s ongoing business, which includes expenses relating to the integration of facilities and other infrastructure, information technology systems and employee-related costs such as costs of personnel required to assist with integration transitions. These acquisition integration expenses are related to acquisitions and have no direct correlation with the ongoing operation of Verifone’s business. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with a stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee a stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment. Accordingly, we believe that excluding stock-based compensation expense from our non-GAAP operating results facilitates better understanding of our long-term business performance and enhances period-to-period comparability.

Note F: Other Charges and Income. Verifone excludes certain expenses, other income (expense) and gains (losses) that we have determined are not reflective of ongoing operating results or that vary independent of business performance. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:
Transformation and restructuring: Over the past several years, we have incurred certain expenses, such as professional services, contract cancellation fees and certain personnel and personnel related costs incurred on initiatives to transform, streamline, centralize and restructure our global operations. These charges include involuntary termination costs, costs to cancel facility leases, write down of assets held for sale, charges for costs to terminate a contract related to a service we will no longer offer in Turkey, associated legal and other advisory fees, as well as operating income and losses of businesses identified to exit as part of our strategic review of under-performing businesses and global transformation initiatives. Each of these charges has been incurred in connection with discrete activities in furtherance of specific business objectives in light of prevailing circumstances, and each charge and the associated activity or activities have had differing impacts on our business operations. We do not incur these costs in the ordinary course of business. While certain of these items have recurred in recent years and may continue to recur in the near future, the amount of these items has varied significantly from period to period. Accordingly, management assesses our operating performance with these amounts included and excluded, and we believe that by providing this information, users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations and compare our current operating performance to our past operating performance.
Foreign exchange losses related to obligations denominated in currencies of highly inflationary economies: Our non-GAAP operating results do not include foreign exchange losses related to obligations denominated in highly inflationary economies, such as the devaluation of the Argentina Peso during the first and second quarter of fiscal year 2016. We believe that excluding such losses provides a better indication of our business performance in the current period, as the existence of high inflation in these economies varies independent of our business performance, and enhances the comparability of our business performance during periods before and after such inflation occurred.
Costs associated with litigation and other loss contingencies, penalties and settlements: Our non-GAAP operating results do not include costs associated with litigation and other loss contingencies, penalties and settlements. These costs and loss contingencies relate to events that occurred in prior periods and their ultimate amount and resolution are uncorrelated with our operating performance during the current period. Accordingly, we believe that excluding such amounts provides a better indication of our business performance in the current period and enhances the comparability of our business performance across periods.
Other charge: During the first quarter of 2015 we incurred $2.0 million of personnel related costs related to a senior executive management change. While these types of costs may recur, this particular cost was significantly larger than ordinary hiring costs. Accordingly, management assesses our operating performance with this amount included and excluded, and we believe that by providing this information, users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations and compare our current operating performance to our past operating performance.
Note G: Income Tax Effect of Non-GAAP exclusions. Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our medium to long term estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision as a percentage of Income before income taxes was 701.2% for the fiscal quarter ended October 31, 2016, (43.7)% for the fiscal quarter ended October 31, 2015, 631.9% for the fiscal year ended October 31, 2016 and (10.2)% for the fiscal year ended October 31, 2015. For the purpose of computing non-GAAP actual results, we used a 14.5% rate for all periods presented.

Note H: Non-GAAP diluted shares. Diluted GAAP and non-GAAP weighted-average shares outstanding are the same in all periods except where there is a GAAP net loss. In accordance with GAAP, we do not consider dilutive shares in periods that there is a net loss. However, in periods when we have a non-GAAP net income and a GAAP basis net loss, diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share.

Contacts
Verifone
Investor Relations:
Chris Mammone, 408-232-7230
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: Verifone